As filed with the Securities and Exchange Commission on September 27, 2005
                                                  Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                SPIRE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


         Massachusetts                                  04-2457335
         -------------                                  ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


         One Patriots Park, Bedford, Massachusetts            01730-2396
         -----------------------------------------            ----------
          (Address of Principal Executive Offices)            (Zip Code)


                  SPIRE CORPORATION 1996 EQUITY INCENTIVE PLAN
                  --------------------------------------------
                            (Full Title of the Plan)

                                 Roger G. Little
          Chairman of the Board, Chief Executive Officer and President
                                Spire Corporation
                                One Patriots Park
                        Bedford, Massachusetts 01730-2396
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (781) 275-6000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

---------------------- ----------------- ------------------------ -------------------------- ----------------
  Title of securities     Amount to be       Proposed maximum          Proposed maximum         Amount of
   to be registered      Registered(1)   offering price per share  aggregate offering price  registration fee
---------------------- ----------------- ------------------------ -------------------------- ----------------
Common Stock, $0.01    900,000 Shares(2)     $4.28 - $10.15(3)         $6,813,268.25(3)          $801.92
par value per share
---------------------- ----------------- ------------------------ -------------------------- ----------------

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of (i) 395,525 shares reserved for issuance upon the exercise of outstanding options granted under the Spire Corporation 1996 Equity Incentive Plan (the "Plan") and (ii) 504,475 shares available for future grants under the Plan. These shares have previously been approved for issuance under the Plan by the Registrant's board of directors and stockholders.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (i) with respect to the 395,525 shares reserved for issuance upon the exercise of outstanding options granted under the Plan, the weighted average exercise price of $4.28 per share and (ii) with respect to the 504,475 shares available for future grants under the Plan, the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on September 22, 2005 ($10.15), in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Pursuant to General Instruction E of Form S-8, Spire Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 333-22223) as previously filed with the Securities and Exchange Commission on February 21, 1997. This Registration Statement is being filed to register an additional 900,000 shares of the Registrant's Common Stock that may be issued under the Spire Corporation 1996 Equity Incentive Plan.


ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 27th day of September, 2005.


                                          SPIRE CORPORATION

                                          By: /s/ Roger G. Little
                                              ----------------------------
                                              Chairman of the Board, Chief
                                              Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Roger G. Little            Chairman of the Board, Chief          September 27, 2005
---------------------------    Executive Officer and President
Roger G. Little                (Principal Executive Officer)


/s/ James F. Parslow           Chief Financial Officer               September 27, 2005
---------------------------    (Principal Financial Officer
James F. Parslow               and Principal Accounting Officer)


/s/ Udo Henseler               Director                              September 27, 2005
---------------------------
Udo Henseler


/s/ David R. Lipinski          Director                              September 27, 2005
---------------------------
David R. Lipinski


/s/ Mark C. Little             Chief Executive Officer, Spire        September 27, 2005
---------------------------    Biomedical and Director
Mark C. Little


/s/ Michael J. Magliochetti    Director                              September 27, 2005
---------------------------
Michael J. Magliochetti


/s/ Guy L. Mayer               Director                              September 27, 2005
---------------------------
Guy L. Mayer


/s/ Roger W. Redmond           Director                              September 27, 2005
---------------------------
Roger W. Redmond

                                  EXHIBIT INDEX


NO.                                 DESCRIPTION
---                                 -----------

5.1            Opinion of Greenberg Traurig, LLP, counsel to the Registrant.

23.1           Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

23.2           Independent Registered Public Accounting Firm's Consent